UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 4, 2007 Date of Report (Date of earliest event reported)

NYSE Euronext (Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

11 Wall Street
New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000 Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 4, 2007, NYSE Euronext entered into a $1 billion 364-day Credit Agreement and a $2 billion five year Credit Agreement (together the “Credit Agreements”) by and among NYSE Euronext as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other financial institutions party thereto as agents.

     The Credit Agreements will be used as liquidity backstops for NYSE Euronext’s global commercial paper program as well as for general corporate purposes. Prior to the termination of the commitments under the bridge credit agreement dated as of January 5, 2007, among NYSE Euronext, NYSE Group, Inc., the lenders party thereto, the presenting banks referred to therein and JPMorgan Chase Bank, N.A. as administrative agent for the lenders, the proceeds of revolving loans under the Credit Agreements will be used solely for the repayment of commercial paper. On the effective date no borrowings were funded or letters of credit issued under the Credit Agreements. The 364-day Credit Agreement includes a term-out option, under which NYSE Euronext may extend the revolving loans into a one-year term loan on the commitment termination date.

     NYSE Euronext may elect to have revolving loans under the Credit Agreements borrowed or standby letters of credit issued in various currencies, including U.S. dollars, English pounds sterling, or Euros, with various interest rate options. In addition, NYSE Euronext will pay a facility fee ranging from 0.02% to 0.05% of the committed amount under the 364-day Credit Agreement, and 0.04% to 0.07% per annum of the committed amount under the five-year Credit Agreement, in each case based on the credit ratings of NYSE Euronext’s senior, unsecured, long-term indebtedness without any credit support. The five-year Credit Agreement also provides for a letter of credit fronting fee of 0.125% per annum of the average daily amount of letter of credit exposure.

     The Credit Agreements are unsecured and contain customary representations and warranties (including, but not limited to, those relating to organization and authorization and compliance with laws), customary affirmative covenants (including, but not limited to, delivery of financial statements), negative covenants relating to liens and fundamental changes, and customary events of default (including, but not limited to, monetary defaults, covenant defaults, and bankruptcy events). The 364-day Credit Agreement does not contain a financial covenant, while the five year Credit Agreement requires that until June 30, 2007, NYSE Euronext maintain 50% of pro forma total stockholders’ equity (after giving effect to the NYSE/Euronext combination transaction), and thereafter, NYSE Euronext maintain 50% of total stockholders’ equity as of June 30, 2007.

     The description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the Credit Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

10.1	364-Day Credit Agreement ($1,000,000,000), dated as of April 4, 2007, between NYSE Euronext, the Subsidiary Borrowers party hereto, the Lenders party hereto, JPMorgan Chase Bank, N.A. as Administrative Agent, and the
other financial institutions party thereto as agents.

10.2	Credit Agreement ($2,000,000,000), dated as of April 4, 2007, between
NYSE Euronext, the Subsidiary Borrowers party hereto, the Lenders party hereto, JPMorgan Chase Bank, N.A. as Administrative Agent, and the other financial institutions party thereto as agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT, INC.

Dated: April 9, 2007	By: /s/ Nelson Chai
Name: Nelson Chai
Title: Chief Financial Officer